UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 18, 2005

Material Sciences Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	01-8803	95-2673173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 East Pratt Boulevard

Elk Grove Village, Illinois 60007

(Address of Principal Executive Offices, including Zip Code)

(847) 439-2210

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

On August 18, 2005, the shareowners of Material Sciences Corporation (“MSC”) approved the 2005 Long Term Incentive Plan (the “Plan”) at MSC’s annual meeting of shareowners. The Plan is intended to foster and promote MSC’s long-term financial success and increase stockholder value by strengthening MSC’s capabilities to develop and maintain a management team, motivating superior performance by linking long-term performance related incentives to business performance, encouraging and providing for an ownership interest in MSC, attracting and maintaining qualified personnel by providing incentive compensation competitive with MSC’s peer companies and enabling officers and other key employees to participate in MSC’s long-term growth and financial success.

The compensation opportunities under the Plan are tied directly to the financial and strategic performance of MSC over a preset period beginning each March 1 and continuing for three fiscal years or such other period as determined by the Compensation, Organization and Corporate Governance Committee of the Board of Directors. The Plan is designed to allow for the grant of long-term incentive awards that conform to the requirements for tax deductible “performance-based” compensation under Section 162(m) of the Internal Revenue Code of 1986 and the regulations promulgated thereunder.

A summary of the principal features of the Plan is set forth in MSC’s proxy statement for its 2005 annual meeting of shareowners in the section of the proxy statement entitled “Approve 2005 Long Term Incentive Plan” and is incorporated herein by reference. In addition to the summary set forth in the proxy statement, shareowners are urged to read the actual text of the Plan and the Form of Award Agreement in their entirety, which are filed as Exhibits 10.1 and 10.2 to this report and are incorporated herein by reference.

On August 18, 2005, the Compensation, Organization and Corporate Governance Committee approved the final 2005 awards under the Plan, including for Messrs. Stewart, Nastas, Siemers and Klepper. The 2005 awards have an award term commencing March 1, 2005 and ending February 29, 2008. The 2005 awards have two award cycles (March 1, 2005 through February 28, 2006 and March 1, 2006 through February 28, 2007). If all of the performance goals are achieved for the 2005 awards, an aggregate of $2.7 million will be earned by all eligible participants over the award term. The payment value for Messrs. Stewart, Nastas, Siemers and Klepper is $500,000, $250,000, $160,000 and $100,000, respectively. The actual payout earned may be more if the performance goals are exceeded for the award term. The material terms of the 2005 awards (other than individual allocations of the payment value) are set forth in the table below. A payout will be made for an award cycle only if the performance goal is achieved for such award cycle, subject to a make-up right over the entire award term. Upon achievement in fiscal 2008 of the performance goals for the award term, each participant will be entitled to receive a percentage of the payment value, as reduced by any previous payments made with respect to the two award cycles described above. Performance will be interpolated between performance goal levels for the award term.

Performance Period	Performance Measure	Performance Goal		Percent of Payment Value Earned
Award Cycle (3/1/05 - 2/28/06)	EBITDA	Target	100%	25%
Award Cycle (3/1/06 - 2/28/07)	EBITDA	Target	100%	25%
		Threshold	90%	75%
Award Term	Cumulative	Target	100%	100%
(3/1/05 - 2/29/08)	EBITDA	Above Target	110%	125%
		Above Target	120%	150%

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Document
10.1	2005 Long-Term Incentive Plan

10.2	Form of 2005 Long-Term Incentive Plan Award Agreement for Fiscal Year 2006

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATERIAL SCIENCES CORPORATION

/s/ Jeffrey J. Siemers
By: Jeffrey J. Siemers
Its: Executive Vice President, Chief Administrative and Financial Officer and Secretary

Date: August 23, 2005